EXHIBIT 3.1

                                    [FILED]
                              [98 OCT 19 AM 11:42]
                              [SECRETARY OF STATE]
                             [TALLAHASSEE, FLORIDA]


                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                           SMARTFIT FOUNDATIONS, INC.


     THE UNDERSIGNED, the President of SMARTFIT FOUNDATIONS, INC., a Florida corporation, does hereby certify that:

     FIRST: That the Board of Directors of said Corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendments to the Articles of Incorporation of said Corporation:

     "That Article a. of the Articles of Incorporation be amended and, as amended, read as follows:

       'a. The name of the Corporation is CYBERFAST SYSTEMS, INC.';

     "That Article c. of the Articles of Incorporation be amended and, as amended, read as follows:

       'c. The Corporation is formed for the following purpose or purposes:

              To engage in the data communications business, and in connection therewith, to purchase, hire or otherwise acquire such personal property, tangible or intangible, rights, easements, franchises, notes, bonds, or other evidence of indebtedness as may lawfully be acquired by said Corporation, including the shares of capital stock of any corporation, domestic or foreign, and to sell, assign, transfer, convey or otherwise dispose of, or encumber the same; and

              To purchase, exchange, lease or otherwise acquire real property, or any business of any nature, improved or unimproved, and any interest or right therein, to hold, control, maintain, manage, and develop, the same in any part of the United States or elsewhere, and to sell, convey, lease mortgage, or otherwise alienate or dispose, or encumber the same; and

              To borrow money with or without the pledge or mortgage of all or any of its property, real or personal and to make, endorse, and issue checks, drafts, promissory notes, bills of exchange, bonds, and other obligations for the payment of money; and

              To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, objects, or powers hereinbefore set forth or incidental or pertaining to or connected therewith and not inconsistent with the law under which this Corporation is organized; and

              In general, to engage in any business and to do and perform all acts which are not prohibited under the Florida General Corporation Act;'

     "That Article d. of the Articles of Incorporation be amended and, as amended, read as follows:

       'd. The aggregate number of shares which the Corporation shall have authority to issue is 50,000,000, divided into three classes: (i) 5,000,000 shares of preferred stock, $100.00 par value per share (the "Preferred Stock"),
(ii) 40,250,000 shares of Class A Common Stock $.01 par value per share (the "CLASS A Common Stock") and (iii) 4,750,000 shares of CLASS B Common Stock, $.01 par value per share (the "CLASS B Common Stock"), (collectively the "Common Stock").

       (a) COMMON STOCK. Except as otherwise provided in this Section the rights of CLASS A Common Stock and CLASS B Common Stock shall be identical in all respects:

              (1) GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

              (2) VOTING. Each holder of CLASS A Common Stock shall have one vote in respect of each share of CLASS A Common Stock held by such person and each holder of CLASS B Common Stock shall have ten (10) votes in respect of each share of CLASS B Common Stock held by such person on all matters voted upon by the stockholders.

              (3) DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

              (4) LIQUIDATION. Upon dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

              (5) TRANSFER OF CLASS B COMMON STOCK. Upon the sale, assignment, transfer, conveyance, or other disposition, whether voluntary, by operation of law or otherwise (a "Transfer," which, for the purpose hereof, shall not include a pledge) of shares of

                     CLASS B Common Stock, the shares so transferred shall, by virtue of such Transfer, automatically be converted into an equal number of fully paid and non assessable shares of CLASS A Common Stock Thereafter, the shares of CLASS B Common Stock so converted shall be authorized and unissued shares of CLASS B Common Stock of the Corporation.

              (6) DEATH OF HOLDER OF CLASS B COMMN STOCK. Upon the death of the holder of the CLASS B Common Stock, the shares of CLASS B Common Stock so held as of the date of death of the deceased stockholder shall be automatically converted into an equal number of fully paid and non assessable shares of CLASS A Common Stock. Thereafter, the shares of CLASS B Common Stock so converted shall be authorized and unissued shares of CLASS B Common Stock of the Corporation.

              (7) CONVERSION OF CLASS B COMMON STOCK. All outstanding shares of CLASS B Common Stock shall be convertible at all times, at the election of the holder thereof, into an equal number of fully paid and non assessable shares of CLASS A Common Stock by delivery of written notice by the holder of such shares of CLASS B Common Stock to the Corporation, or its transfer agent, together with the certificate(s) representing the shares to be converted. Thereupon, the Corporation, or its transfer agent, as the case may be, shall exchange such certificate(s) for a certificate or certificate(s) representing an equal number of shares of CLASS A Common Stock. Shares of CLASS B Common Stock shall be deemed to have been converted immediately prior to the close of business, on the day upon which the Corporation, or its transfer agent, received such shares for conversion. The person entitled to receive the CLASS A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such CLASS A Common Stock at such time. Thereafter, the shares of CLASS B Common Stock so conveyed shall be authorized and unissued shares of CLASS B Common Stock of the Corporation.

                     With respect to any shares of CLASS B Common Stock converted into CLASS A Common Stock, until surrender as provided herein, each outstanding certificate, which prior to such conversion represented shares of CLASS B Common Stock, shall be deemed for all purposes to evidence ownership of the number of shares of CLASS B Common Stock notwithstanding the conversion election. Upon surrender to the Corporation, or its transfer agent, for cancellation of the certificate or certificates representing such shares of CLASS B Common Stock, the holder thereof shall be entitled to receive a certificate or certificates representing the number of shares of CLASS A Common Stock to which such holder is entitled.

              b. PREFERRED STOCK. The Preferred Stock shall be issued in series containing such rights, preferences, designations, restrictions and limitations as may be designated by the Board of Directors.'"

     SECOND: That the aforesaid amendments were duly adopted by consent of the requisite majority of the shareholders of this Corporation in accordance with the applicable provisions of Section 607.394 of the Florida General Corporation Act.

     THIRD: That prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in accordance with
Section 607.394(2) of the Flonda General Corporation Act.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Cosmo Palmieri, its President and James. J. Charles its Secretary this 15 day of October 1998.


                                               SMARTFIT FOUNDATIONS, INC.


                                      By: /s/ Cosmo Palmieri
                                          -------------------------------------
                                          Cosmo Palmieri, President


ATTEST:

By: /s/ James J. Charles
----------------------------
James J. Charles, Secretary                                       [CFSI0013.108]

STATE OF Texas
                  ss:
COUNTY OF Travis

     On this 15 day of Oct., 1998 before me the undersigned officer, personally appeared COSMO PALMIERI who, being first duly sworn by me, declared that he is the President of the SMARTFIT FOUNDATIONS, INC., and that he being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer; and that the statements therein contained are true.

     IN WITNESS WHEREOF I have hereunto set me hand and official seal.


    (Notarial Seal)

JANETTE WARD
NOTARY PUBLIC
State of Texas
Comm. Exp 12-21-98

/s/ Janette Ward
---------------------
Notary Public


CFSA0013.108